Exhibit 3.1













                                         CON-WAY INC.


                         INCORPORATED IN DELAWARE AUGUST 13, 1958
                               UNDER THE CORPORATE NAME OF
                             CONSOLIDATED FREIGHTWAYS COMPANY
















                                 CERTIFICATE OF INCORPORATION

                                  As Amended April 18, 2006






























                                CERTIFICATE OF INCORPORATION
                                            of
                                        CON-WAY INC.


                                  As Amended April 18, 2006

             FIRST.   The name of the corporation is CON-WAY INC.

             SECOND.   Its principal office in the State of Delaware is located
             at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

             THIRD.   The nature of the business of the corporation and the
             objects or purposes to be transacted, promoted or carried on by it are hereinafter set forth in Section 3.2 of this ARTICLE THIRD:

             3.1 The following definitions shall apply to the following terms as used in this ARTICLE THIRD:

             (a)   Transport Instrumentality:   Anything used or useful in or
             for transportation, including, without limiting the generality thereof,trucks, tractors, trailers, automobiles, vehicles, vessels, ships, boats, aircraft and other conveyances and equipment of any and all kinds;

             (b)   Evidence of Indebtedness:   Bonds, debentures, notes,
             coupons, mortgages, commercial paper and any other instrument evidencing indebtedness, however created, issued or granted and whether full paid or subject to further payment;

             (c)   Certificate of Interest:   Certificates of stock, script,
             interim receipts, participation certificates, voting trust certificates, subscription warrants, option warrants and any other instruments evidencing interest in shares, capital or other property,however created, issued or granted and whether full paid or subject to further payment;

             (d)   Entity:   Corporations, public, quasi-public or private, of
             any kind, wherever and however organized, as well as individuals, partnerships and firms, joint stock companies, associations, syndicates, trusts, trustees, governments, governmental subdivisions and municipalities.

             3.2 The nature of the business of the corporation and the objects or purposes to be transacted, promoted or carried on by it are:

             (a) To buy, lease, hire, exchange, and otherwise acquire, own or hold, deal in, sell, mortgage, or otherwise encumber and dispose of real property and any and all interests therein; to improve such real property and to engage in the business of owning, erecting, constructing, maintaining and managing buildings and other improvements of any kind and character.

             (b) To manufacture, buy, lease, hire, exchange, and otherwise acquire, own or hold, deal in, sell, mortgage or otherwise encumber and dispose of personal property of every kind and character and any and all interests therein.

             (c) To manufacture, buy, lease, hire, exchange, and otherwise acquire, own or hold, deal in, sell, mortgage or otherwise encumber and dispose of any Transport Instrumentality.

             (d) To manufacture, buy, exchange, barter and otherwise acquire, own, handle, prepare for market, trade, deal in, sell, exchange and otherwise dispose of goods, wares, merchandise, commodities, materials, and supplies of every kind, class and description.

             (e) To subscribe for or cause to be subscribed for, purchase, receive, or otherwise acquire, own or hold, mortgage, pledge, sell, assign, negotiate, deal in, exchange, transfer, or otherwise dispose of Certificates of Interest and Evidences of Indebtedness created, issued or granted by any Entity, and while the owner thereof to possess and to exercise in respect thereof all rights, powers and privileges of ownership, including the right to vote thereon or in respect thereof, and to do any acts or things designed to protect, preserve, or enhance the value of any thereof; to guarantee the payment of dividends on any Certificate of Interest of any Entity, and to become surety in respect to, endorse, or otherwise guarantee the payment of the principal of or interest on any Evidence of Indebtedness of any Entity; to become surety for or to guarantee the carrying out or performance of any and all contracts, leases and obligations of every kind of any Entity, and in particular, of any Entity the Certificates of Interest or Evidences of Indebtedness of which are at any time held by or for the corporation; and to do any acts or things designed to protect, preserve, improve, or enhance the value of any such Certificate of Interest or Evidence of Indebtedness.

             (f) To buy, lease, hire, exchange, and otherwise acquire, own or hold, deal in, sell, mortgage, or otherwise encumber or dispose of all or any part of the business, good will, rights to property and assets of every kind of any Entity.

             (g) To pay for any and all properties of the corporation in whole or in part with cash or other property or with Certificates of Interest or Evidences of Indebtedness of the corporation or otherwise.

             (h) To purchase, apply for, obtain, register, take on lease or otherwise acquire, hold, own, use, mortgage, pledge, sell, assign, lease, transfer, or otherwise dispose of, grant licenses in respect of, or otherwise turn to account letters patent, trade marks, trade names, copyrights, and similar rights and property however created, issued, or granted, or any interest therein, or rights thereunder, or any inventions, improvements, processes, licenses, formulas, or devices which may seem capable of being used for or in connection with any of the objects or purposes of the corporation.

             (i) To borrow or raise money for any of the objects or purposes of the corporation without limit as to amount; to issue from time to time Evidences of Indebtedness, secured or unsecured, of the corporation for money so borrowed, or in payment for property acquired, or for any of the other objects or purposes of the corporation, or in connection with its business, and to secure such Evidences of Indebtedness by mortgage, deed of trust, pledge or other lien upon, or assignment or agreement in respect of any or all the properties, assets, rights, licenses, privileges or franchises of the corporation, acquired or to be acquired, and to pledge, sell, or otherwise dispose of any or all such Evidences of Indebtedness of the corporation for its corporate purposes.

             (j) To participate in or in the formation of, or to organize any group or syndicate which shall acquire by purchase, subscription, or otherwise, or which shall underwrite the issue of or the offer to any class of security holders of any Certificates of Interest or Evidences of Indebtedness of any Entity.

             (k) To enter into a partnership (as general or special partner) or joint venture with any Entity.

             (l) To lend money with or without security therefor to any Entity; to promote, organize, incorporate, reorganize, finance, procure capital or credit for or assist financially or otherwise any Entity in any manner or by any method whatsoever, and to do any and all things necessary or convenient to carry any such purposes into effect.

             (m) To issue, own and hold, sell, transfer, reissue or cancel Evidences of Indebtedness or Certificates of Interest of the corporation in the manner and to the extent now or hereafter authorized or permitted by the laws of the State of Delaware.

             (n) To carry out all or any part of the foregoing objects and purposes as principal, agent, broker, factor, contractor, or otherwise, either alone or in conjunction with any Entity, and in any part of the world; and in carrying on its business, and for the purpose of attaining or furthering any of its objects or purposes, to make and perform such contracts of every kind and description, to do such acts and things and to exercise any and all such powers as a natural person could lawfully make, perform, do or exercise.

             (o) To carry on any or all of the operations or business of the corporation in any and all states, territories, possessions, colonies, and dependencies of the United States of America, in the District of Columbia, and in any or all foreign countries; to have one or more offices within and without the State of Delaware; to do any and all things necessary, suitable, convenient or proper for or in connection with or incidental to the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or designed directly or indirectly to promote the interests of the corporation or to enhance the value of any of its properties; and in general, to do any and all things and exercise any and all powers which it may now or hereafter be lawful for the corporation to do or to exercise under the laws of the State of Delaware now or hereafter applicable to the corporation.

             Provided, however, that anything in the foregoing clauses to the contrary notwithstanding, the corporation shall not engage in the business of transportation of passengers or property for compensation in interstate or foreign commerce.

             3.3 The objects and purposes specified in the foregoing clauses of Section 3.2 shall, except where otherwise expressed, be in no wise limited or restricted by reference to or inference from the objects and purposes specified in any other clause in the Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of Section 3.2 shall be regarded as independent objects and purposes.

             FOURTH.   A.   Number of Classes of Shares Authorized   The total
             number of shares of all classes of stock which the corporation shall have authority to issue is 105,000,000 shares, of which 5,000,000 shares shall constitute Preferred Stock (the "Preferred Stock"), without par value, and 100,000,000 shares shall constitute Common Stock (the "Common Stock") having a par value of $.625 per share.

             B. Reclassification of Outstanding Common Stock Each share of Common Stock (par value $1.25 per share) of the corporation issued and outstanding (including treasury shares) is hereby reclassified, changed into and shall be two (2) fully paid and non-assessable shares of Common Stock (par value $.625 per share) of the corporation.

             C. Description of Classes of Stock The designations and the powers, preferences and rights of the Preferred Stock and of the Common Stock, and the qualifications, limitations or restrictions thereof, are as follows:

             1.   Preferred Stock to be Issued in Series

               Any of the shares of Preferred Stock may be issued from time to time in one or more series. Subject to the limitations and restrictions in this ARTICLE FOURTH set forth, the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series, and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

             2. Provisions Applicable to All Series of Preferred Stock and to the Common Stock

               (a) There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter in this ARTICLE FOURTH otherwise expressly provided, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors providing for the issuance of the various series; provided, however, that all shares ofany one series of Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

             (b) No holder of Preferred Stock or of Common Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any shares of Preferred Stock or Common Stock of the corporation, whether now or hereafter authorized, or securities convertible into, exchangeable for, or carrying the right to acquire, Preferred Stock or Common Stock of the corporation whether now or hereafter authorized.

             (c) The entire voting power and all voting rights, except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, shall be vested exclusively in the Common Stock. The amount of either the authorized Preferred Stock or Common Stock, or the amount of both such classes of stock, may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote. Each stockholder of the corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his name on the books of the corporation.

             FIFTH.   The minimum amount of capital with which the corporation
             will commence business is One Thousand Dollars ($1,000.00).

             SIXTH.   The names and places of residence of the incorporators
             are as follows:

             Names                              Residences

             H.K. Webb..........................Wilmington, Delaware
             S.E. Manuel........................Wilmington, Delaware
             A.D. Atwell........................Wilmington, Delaware


             SEVENTH.   The corporation is to have perpetual existence.

             EIGHTH.   The private property of the stockholders shall not be
             subject to the payment of corporate debts to any extent whatever.

             NINTH.   In furtherance and not in limitation of the powers
             conferred by statute, the Board of Directors is expressly authorized:

             (a) To make, alter or repeal the by-laws of the corporation.

             (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

             (c) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

             (d) By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

             (e) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

             TENTH.   Whenever a compromise or arrangement is proposed between
             the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

             ELEVENTH.   A.   Meetings of stockholders may be held outside the
             State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

             B. The number of directors shall be determined by the Board of Directors or the stockholders, provided, however, that the number thereof shall never be less than twelve nor greater than fifteen. A director need not be a stockholder. The directors shall be divided into three classes, designated Class I, Class II, and Class III, as nearly equal in number as the then total number of directors permits. At the 1985 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1986, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, including any vacancy that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall have the same remaining term as that of his predecessor.

             Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms.

             Any amendment, change or repeal of this Article, or any other amendment to this Certificate of Incorporation that will have the effect of permitting circumvention of or modifying this paragraph B of ARTICLE ELEVENTH, shall require the favorable vote, at a stockholders' meeting, of the holders of at least 80 of the then-outstanding shares of stock of the corporation entitled to vote.

             TWELFTH.   Notwithstanding anything in this Certificate of
             Incorporation to the contrary, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting only if 80 or more of the voting power of the stockholders entitled to vote thereon consent thereto in writing.

             Any amendment, change or repeal of this ARTICLE TWELFTH, or any other amendment to this Certificate of Incorporation that will have the effect of permitting circumvention or modifying this ARTICLE TWELFTH, shall require the favorable vote, at a stockholders' meeting, of the holders of at least 80 of the then-outstanding shares of stock of the corporation entitled to vote.

             THIRTEENTH.   The corporation reserves the right to amend, alter,
             change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

             FOURTEENTH.   To the fullest extent permitted by Delaware
             statutory or decisional law, as amended or interpreted, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. This Article Fourteenth does not affect the availability of equitable remedies for breach of fiduciary duties.

             We, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 12th day of August, A.D. 1958.

                                                                    H.K. WEBB
                                                                    (Seal)

                                                                    S.E. MANUEL
                                                                    (Seal)

                                                                    A.D. ATWELL
                                                                    (Seal)

             STATE OF DELAWARE

             COUNTY OF NEW CASTLE-ss:

             BE IT REMEMBERED that on this 12th day of August, A.D. 1958, personally came before me, a Notary Public for the State of Delaware, H.K. Webb, S.E. Manuel and A.D. Atwell, all of the parties to the foregoing Certificate of Incorporation, known to me personally to be such and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

             GIVEN under my hand and seal of office the day and year aforesaid.

                                                              M. RUTH MANNERING

                                                                 Notary Public

             M. Ruth Mannering

             Notary Public

             Appointed Feb. 12, 1957

             State of Delaware

             Term Two Years